Form C

Every company that conducts a Regulation Crowdfunding offering must first submit a Form C to the Securities and Exchange Commission. Wefunder has helped you generate this draft of a Form C based on information you have provided, which we've done solely as a convenience.

Because this is an official regulatory filing and you will have liability under the Securities Act of 1933 with respect to any misstatements or omissions, we strongly recommend that you have your lawyer review your Form C before having us file it on your behalf.

Cover Page

Name of issuer:

Cleveland Whiskey LLC

Legal status of issuer:

Form: Limited Liability Company
Jurisdiction of Incorporation/Organization: OH
Date of organization: 7/8/2009

Physical address of issuer:

1768 E. 25th St
Cleveland OH 44114

Website of issuer:

http://clevelandwhiskey.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [ ] Debt
- [x] Other

If Other, describe the security offered:

Limited Liability Company Common Units

Target number of securities to be offered:

37,175

Price:

$2.69

Method for determining price:

37,175 units at $2.69 per unit

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

11/16/2016 [1]

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

[1] **Deadline will be adjusted to be 180 days from when filed with SEC.**

Current number of employees:

7

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,228,213.00	$965,104.00
Cash & Cash Equivalents:	$200,802.00	$100,811.00
Accounts Receivable:	$67,538.00	$97,723.00
Short-term Debt:	$938,684.00	$778,223.00
Long-term Debt:	$316,426.00	$344,994.00
Revenues/Sales:	$1,075,304.00	$964,192.00
Cost of Goods Sold:	$477,495.00	$589,419.00
Taxes Paid:	$0.00	$0.00
Net Income:	($85,411.00)	($577,998.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Cleveland Whiskey LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tom Lix	CEO	Cleveland Whiskey	2009
David Camiener	President	Pragmatic Materials	2012
Joseph Crocker	Founding Partner	E Capital Partners	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tom Lix	Chairman	2009
Tom Lix	CEO	2009
Tom Lix	Secretary	2009
Tom Lix	Treasurer	2009
Tom Lix	Comptroller	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Tom Lix	1,382,892 Class A Units	43.27
E Capital Management, LLC	680,496 Preferred Units	30.18
30405 Solon LLC	411,639 Preferred Units; 105,117 Class A Units	25.06

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Manufacturing Risk is attenuated with adequate insurance as well as the implementation of safety protocols to insure that OSHA standards are strictly monitored and enforced. In addition, and common to brewing, winemaking and distillery operations, a strict adherence to a clean production environment is essential as is the development of production and quality standards associated with the product(s). Activity logs, established formulations, maintenance standards and step-by-step procedures have been developed and continue to be implemented in order to insure consistent quality and limit any unscheduled down-time.
>
> Market Risk is managed and minimized with effective and on-going consumer research, thorough product testing and evaluation, diversity of product lines and brands brought to market, ongoing competitive intelligence and productive sales and marketing initiatives. Market risk is also reduced through continued expansion of distribution both domestically and on an international basis.
>
> Financial Risk, whether it's unexpected deviations from plan, cash flow variations, interest and currency exchange rates and/or raw material rate increases, all contribute and yet all can be managed. Risk is attenuated with appropriate management in the form of financial controls and information systems, fiscally conservative leadership, multiple source supply relationships and evolving growth strategies.
>
> Political Risk applies to changes in legislation, rule interpretation and zoning which might have a negative impact on the ability of the company to do business in a profitable manner. Political risk is monitored and managed through the involvement of management with politics on a local, state and even federal level where appropriate. Active and involved membership in groups such as the Ohio Distillers Guild, the Distilled Spirits Council of the United States (DISCUS), the American Craft Spirits Association (ACSA) and the American Distilling Institute (ADI) where interests are common and aligned, leverages our influence and provides for both an early warning system for regulatory change as well as an opportunity to influence positive legislative initiatives.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	1. $50,000 will be applied to selected investments in production capacity and manufacturing facility improvements in order to increase overall process and systems reliability.

2. $50,000 used to continue revenue growth, build and support both our domestic and international distribution and marketing footprint.

If we raise: **$250,000**

Use of Proceeds: 1. $100,000 will be applied to facilitate increases in production capacity and continued technology development/implementation. This includes selected manufacturing facility improvements (engineering, utility upgrades and selected equipment) in order to increase overall process and systems reliability.

2. $75,000 used to continue revenue growth, build and support both our domestic and international distribution and marketing footprint, expand shelf presence and build brand awareness into additional States in 2016 as well as continuing expansion into both Europe and Asia.

3. $25,000 used to help support the growth and training of our existing organizational infrastructure.

4. $50,000 to be used to assist with selected restructuring of current debt commitments.

If we raise: **$500,000**

Use of Proceeds: 1. $175,000 will be applied to facilitate increases in production capacity and continued technology development/implementation. This includes selected manufacturing facility improvements (engineering, utility upgrades and selected equipment) in order to increase overall process and systems reliability.

2. $125,000 used to continue revenue growth, build and support both our domestic and international distribution and marketing footprint, expand shelf presence and build brand awareness into additional States in 2016 as well as continuing expansion into both Europe and Asia.

3. $50,000 to be used to support the growth of our organizational infrastructure and management team including additional bench strength for marketing and sales, finance and accounting, engineering and production/operations.

4. $150,000 to be used for restructuring and selected payments on early stage debt commitments as they become due.

If we raise: **$1,000,000**

Use of Proceeds: 1. $340,000 will be applied to facilitate increases in production capacity and continued technology development/ implementation. This would include both manufacturing facility improvements (engineering, utility upgrades and equipment) in order to increase overall process and systems reliability while developing a modular and rapidly scalable production platform.

2. $260,000 used to continue and accelerate revenue growth, build and support both our domestic and international distribution and marketing footprint, expand shelf presence and build brand awareness into additional States in 2016 as well as continuing aggressive expansion into both Europe and Asia. This would include monies to be used for inventory buildup and an operating capital buffer necessary as part of continued market expansion in 2016 and into 2017/2018.

3. $100,000 to be used for growth of our organizational infrastructure and management team including additional leadership and bench strength for marketing and sales, finance and accounting, engineering and production/operations.

4. $300,000 used for paying off selected early stage debt commitments as they become due.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes how process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1) Investor Commitment . The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company (" **Investment Agreement**"), using the Investor's electronic signature.

2) Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

3) Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.

4) Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5) Closing: Original Deadline . Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.

6) Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.

7) Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The offered securities are nonvoting Class D Units in the company. After the holders of Preferred Units receive a return of their capital contributions, the holders of Class D Units, together with the holders of Class A Units and Class C Units, are entitled to a return of their capital contributions. After an amount equal to all of the capital contributions has been returned, distributions are to be made to the holders of Class D Units, together with the company's other Members, on a pro rata basis.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Class D Units being offered are fully set forth in the Company's operating agreement. With the approval of the Company's Board of Managers and those holding at least a majority of the Units, the Company's operating agreement can be amended. Because the Investor holds no voting rights, the holders of the Class D Units have no ability to stop any such amendment.

In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Units	1,139,989	1,139,989	Yes	Yes
Class A Units	1,488,009	1,488,009	Yes	Yes
Class B Units	372,002	46,500	Yes	Yes
Class C Units	166,000	166,000	No	Yes
Class D Units	371,747	0	No	Yes
Common Stock			Choose	No
Debt Securities	$500,000 in principal	N/A	No	Yes
Other			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	Authorized 372,002 Class B Units Outstanding 46,500 Class B Units
Other Rights:	

Describe any other rights:

Preferred Units and Class A Units: Preemptive Rights, Inspection Rights, Information Rights, Rights of First Refusal, Co-Sale Rights
Class B, C, and D Units: Information and Inspection Rights
Debt Securities: Converts into Preferred Unit. 4% interest.
Options: Information and Inspection Rights

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns. Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the parties identified in Question 6 above may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the parties identified in Question 6 above may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even authorize the Company to effect transactions that would result in a repurchase of the securities held by minority holders prior to their own securities being repurchased or acquired. These parties may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The Company's Board of Managers has determined the valuation, in consultation with management, after careful analysis and evaluation of the value of the tangible and intangible assets of the Company, the general condition of the Company's balance sheet, the size, nature and predictability of the Company's current and future cash flows and revenue, the market value of the Company's competitors (as adjusted for their relative size) and other entities engaged in businesses substantially similar to those engaged by the Company (as adjusted for their relative size) and the lack of marketability of the equity being offered, the enterprise valuation at which the Company last sold equity, the amount raised by the Company in such sale and the Company's recent success at national and international competitions valuation.

In the future, the Company will perform valuations of its equity that take into account factors such as the following:

• unrelated third party valuations of its common equity;
• the price at which the Company sells other securities and the rights, preferences and privileges of our those securities relative to those of its common equity;
• results of the Company's operations, financial position and capital resources;
• current business conditions and projections;
• the lack of marketability of its common equity;
• the hiring of key personnel and the experience of its management;
• the introduction of new products;
• the risk inherent in the development and expansion of our products;
• the Company's stage of development and material risks related to our business;
• the likelihood of achieving a liquidity event, such as an initial public offering or a sale of the Company given the prevailing market conditions and the nature and history of our business;
• industry trends and competitive environment;
• trends in consumer spending, including consumer confidence;
• overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
• the general economic outlook.

The Company will analyze factors such as those described above using a combination of financial and market-based methodologies to determine the Company's enterprise value.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

1. Promissory Note dated 1/2/2015 in the amount of $13,672.84 payable to David A. Camiener (Member, Cleveland Whiskey and Managing Member, 30405 Solon LLC. Terms: 4% interest, payable annually on the 15th day of December, principal payable annually, at the same time as interest at the rate of $500/year (1/27th of the Note amount). No pre-payment penalty, no conversion provisions. Current amount outstanding for re-payment (per Balance Sheet dated 1/1/2016): $13,673

2. Convertible Promissory Note dated 1/1/2015 in the aggregate amount of $250,000 ($100,000 advanced on 2/18/14 and $50,000 advanced on 4/23/14, $50,000 advanced on 6/30/14 and $50,000 advanced on 8/31/14) payable to E Capital Partners LLC. Terms: 4% interest (this note takes precedent over previous notes most recently dated 9/2/14). Interest payable monthly along with a principal payment of $100/month however principal payments and interest accruals and payments have been suspended through 6/31/16 with board approval, based on mutual agreement between the note holder and the company. Note matures on January 1, 2016 with provisions for extension currently in effect. Conversion of the note and any accrued interest is at an enterprise valuation of $2,500,000. A liquidity event, prior to conversion of the note triggers payment at an amount equal to 250% of any outstanding principal and accrued interest. Current amount outstanding for re-payment (per Balance Sheet dated 1/1/2016): $248,568

3. Convertible Promissory Note dated 1/1/2015 in the aggregate amount of $250,000 ($100,000 advanced on 2/18/14 and $50,000 advanced on 4/23/14, $50,000 advanced on 6/30/14 and $50,000 advanced on 8/31/14) payable to 30405 Solon LLC. Terms: 4% interest (this note takes precedent over previous notes most recently dated 9/2/14). Interest payable monthly along with a principal payment of $100/month however principal payments and interest accruals and payments have been suspended through 6/31/16 with board approval, based on mutual agreement between the note holder and the company. Note matures on January 1, 2016 with provisions for extension currently in effect. Conversion of the note and any accrued interest is at an enterprise valuation of $2,500,000. A liquidity event, prior to conversion of the note triggers payment at an amount equal to 250% of any outstanding principal and accrued interest. Current amount outstanding for re-payment (per Balance Sheet dated 1/1/2016): $248,568

4. Promissory Note dated 6/16/2011 in the aggregate amount of $123,500 (disbursements based on agreed milestones) payable to Cuyahoga County, Ohio (North Coast Opportunities Technology Fund). Terms: 5% interest with payments of principal and interest deferred until the Maturity Date. The Maturity Date is pegged at the earlier of (i) the occurrence of a Financing Event ($1,500,000) or 5 years following the first disbursement date which occurred on 8/1/2011. No prepayment penalty. Current amount outstanding for re-payment (per Balance Sheet dated 1/1/2016): $123,500.

5. Promissory Note dated 8/9/2010 in the amount of $15,000 payable to Cuyahoga County, Ohio (Cuyahoga County New Product Loan Fund). Terms: first 3 years at 0%, successive years at 3.5% interest rate with amortizing monthly payments (84) and a maturity date of 8/9/2020. No pre-payment penalty. Current amount outstanding for re-payment (per Balance Sheet dated 1/1/2016): $10,339.

6. Loan dated 10/1/2013 in the amount of $100,000 payable ECDI (Economic and Community Development Institute. Terms: 9.625% interest rate, 60 month term with monthly amortizing payments and a maturity 7/15/2018. No prepayment penalties. Current estimated amount outstanding for repayment (Loan Statement 4/1/2016): $59,955.

7. Loan dated 11/12/2013 in the amount of $50,000 payable ECDI (Economic and Community Development Institute. Terms: 8.833% interest rate, initially interest only. The Company is currently making amortizing payments of interest and principal. There are no prepayment penalties. Current estimated amount outstanding for repayment (Loan Statement 4/1/2016): $44,884.

Grants

1. Grant dated 3/10/10 in the aggregate amount of $25,000 (disbursements based on agreed milestones) payable to Lorain County Community College Foundation Innovation Fund. Terms: no interest, no repayment required. Current amount outstanding for repayment: $0

2. Repayable Grant dated 10/7/11 in the aggregate amount of $100,000 (disbursements based on agreed milestones) payable to Lorain County Community College Foundation Innovation Fund. Terms: 0% interest during the initial 3 years after the initial disbursement of loan proceeds. During years 4 – 6, repayment is at the greater of either the aggregate amount of the grant or the calculated value as specified by formula detailed in the grant agreement. Note that as of the end of FY 2015 management has calculated that the greater amount would be the aggregate amount of the initial grant. Current amount outstanding for re-payment: $100,030

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2013	Regulation D, Rule 506(b)	Loan	$100,000	General operations
11/2013	Regulation D, Rule 506(b)	Loan	$50,000	General operations
1/2015	Regulation D, Rule 506(b)	Convertible Note	$500,000	General operations
1/2015	Regulation D, Rule 506(b)	Loan	$13,672	General operations
1/2016	Regulation D, Rule 506(c)	Priced Round	$1,239,633	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Cleveland Whiskey is, as the name implies, a producer of American distilled spirits which utilizes a proprietary technology to both accelerated the production process and create unique flavor expressions unavailable with traditional production practices. The first bottles were shipped in March of 2013 and the company now has distribution in 13 States as well as Germany, France, Belgium, Switzerland and Japan.

Revenue is principally through the sale of bourbon whiskey, both domestically and as exports. A limited amount of supplemental revenue is achieved through distillery tours and non-alcohol merchandise.

To date, the company has operated at a loss although these losses were cut substantially in 2015 as opposed to the losses associated with the prior operating year. Revenue growth and profitability is projected in 2016 based primarily on the introduction of a new line of bourbons (Cleveland Underground) which have been finished with non-traditional woods including black cherry, hickory, sugar maple and apple. In 2015 this new line received a series of awards which have continued in 2016 including a Gold Medal at the San Francisco International Spirits competition, a Gold at the Los Angeles International Spirits competition, a Double Gold Medal at both the China Wine and Spirits Awards and the 2016 Wine and Spirits Wholesalers Convention as well as winning the 2016 Whiskey Distillery Innovator of the Year Award from the Berlin International Spirits competition.

Pro-forma statements are provided in the Cleveland Whiskey Business plan as are discussions of overall market trends, the technology associated with the business, use of funds and assumptions regarding equity and future valuations. Note that while we believe that given current market demand and our proprietary production processes, the company has significant potential for growth and increased market value. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://invest.clevelandwhiskey.com/

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Subscription Agreement
- Operating Agreement

Appendix C: Financial Statements & Tax Returns

- Financials 1
- 2015 Taxes

Appendix D: Director & Officer Work History

- David Camiener
- Joseph Crocker
- Tom Lix



CLEVELAND WHISKEY

Age whiskey in a day, not years.

WATCH VIDEO ▶

$0
raised of a $0 goal

Priced Round
$8.5M pre-money valuation, $2.69 per unit of LLC Common Units

$100 min COMMIT
Sent to escrow via Wefunder Portal LLC

SHARE TWEET PROFILE ASK QUESTION FOLLOW

WHAT WE DO

Traditional whiskey takes 6-12 years to mature in oak barrels. We replicate that aging process in one day by rapidly accelerating the pressure and temperature cycles that draw flavor out of wood. Our technology also can use an array of woods never before possible - like black cherry & hickory - and lets us iterate on new tastes every day until perfected (traditional whiskey takes 6+ years to even try out a new product). We're proving that consumers buy rapidly-aged whiskey with new flavors.

OUR AMBITION

We aim to out-compete traditional distilleries, reinvigorate the craft spirit movement, and become the world's largest producer of "just in time" whiskey. The incumbents are stuck with tradition and have massive supply shortages. They've done a poor job predicting demand a decade out, plus spend a small fortune holding inventory until then. Not constrained by oak, we aim to dominate the fastest-growing segment of the $25 billion whiskey market: premium flavor extensions. But aged in a day.

- $1 million+ revenue in 2015.
- ~50% year over year growth in 2016.
- Hit Profitability in 2016.
- Won Gold Medal at 2016 San Francisco International Spirits Competition (& others).
- 3600 blind taste tests: 54% preferred our whiskey over Knob Creek.
- Holds U.S. patent 8,889,206 and carefully guarded trade secrets.
- 166,857 bottles sold in 12 states and 6 countries.
- $25 billion whiskey market size; 44% of growth in 2015 from new flavors.

DOCUMENTS

- Business Plan
- 2015 Tax Return
- Patent
- 2014 & 2015 Financials

website: clevelandwhiskey.com *from Cleveland OH* LIQOUR WHISKEY CRAFT

THE BUZZ ABOUT CLEVELAND WHISKEY

I'm an unrepentant young whiskey hater... But do all these whiskeys need to be aged so long? I've wondered if I'm just romanticizing the thought of old barrels sitting around old warehouses in Kentucky and Scotland... In May, Cleveland released another rapidly-aged bourbon, Cleveland Underground. Made with "disruptive pressure-aging technology" and finished on black cherry wood, it had a nice added sweetness and was easily the best of all these speedy whiskeys I tried.

Esquire

Sam McNulty, who owns a half-dozen restaurants in Cleveland, says one or two of his bars will be sold out of Cleveland Whiskey at any given time. "They're definitely coming back for seconds," he says. "A lot of the traditionalists, quite frankly, are afraid of what Tom is doing because it's a very disruptive technology."

NPR

The 87 is another of Cleveland's offerings, which although has the same mash mix, but is lower in proof and finished slightly differently. The 87 has a milder ending to it, with a nice balance between the mash flavor and barrel. If you're looking to see what this new tech can do, I recommend this bottle.

The Whiskey Wash

CRAIN'S CLEVELAND BUSINESS

Companies prepare to raise cash from masses

November 8, 2015

Today, if you want to invest in Cleveland Whiskey, you need to be a fairly wealthy individual. But that could change in mid-2016, when equity crowdfunding is scheduled to become legal.Then companies like Cleveland Whiskey will be able to raise capital

GlobalTrade

Trade Lessons Distilled

October 2, 2015

October 2nd, 2015 | Written by Neil Cotiaux There are millions of people in the People's Republic of China who need a good, stiff drink right about now, and Tom Lix, chief executive officer of Cleveland Whiskey, aims to give it to them. The question is

CLEVELAND.COM

Cleveland Whiskey advertises with a hybrid of crowdfunding to attract high-end customers, investors (photos)

September 18, 2015

CLEVELAND, Ohio - Cleveland Whiskey, a startup with a proprietary method that hastens the whiskey-making process, is out to raise $2.5 million in the next 90 days. Launched in March 2013, the company is already getting national and international

CROWDFUND INSIDER

Cleveland Whiskey Launches Investment Crowdfunding Campaign to Raise $2.5M From Accredited Investors - Crowdfund Insider

September 18, 2015

Cleveland Whiskey, a bourbon and whiskey-producing startup from Cleveland, Ohio, has launched an investment crowdfunding campaign on its own website with a mission to raise $2.5 million to further expand its already products. According to

THE Whiskey Wash

Whiskey Review: Cleveland Whiskey Uncommon: Black Cherry

August 10, 2015

Recently I was given the opportunity to speak with Cleveland Whiskey owner and industry innovator Tom Lix about his unique and controversial whiskey aging process. Having now learned a little about the science behind his products, I'm turning to

CNBC

How technology can speed up whiskey production

August 6, 2015

Using its carefully guarded trade secrets, one small business is pushing new methods into the world of whiskey to address higher demand for the spirits. With more modern technology than what's used in the traditional whiskey-making process, Cleveland,

Esquire

Everything You Need To Know About Rapidly Aged Whiskeys

June 25, 2015

Whiskey is often called the "nectar of the gods." But if that's the case, the gods are surely trolling us. Why else would they make something that only becomes delicious after aging in barrels for many, many, many years? Elijah Craig 12, Lagavulin 16, Pappy

THE Whiskey Wash

Cleveland Whiskey Shoots For Rapid Aged Bourbons

June 18, 2015

The process of making whiskey has changed little in the modern age. We use the same basic stills, then throw everything into the same oak barrels to age. And most people love it, seeing it as almost perfection. Which brings us to the point of this

Slow Booze? Not Likely. Making Whiskey at Whip Crack Speed
June 5, 2015

By MICHELLE LOCKE Everyone knows the secret to great whiskey is long, slow aging in oak barrels tucked away in cellars and warehouses for a decades-long nap. Or is it? Recently, some distillers have been taking shortcuts, using technology to mimic the

Obama visits bourbon bottler without McConnell
March 18, 2015

There was bourbon, and there was the president, but there was no "bourbon summit" with Senate Majority Leader Mitch McConnell of Kentucky.

Cleveland Whiskey gets a visit from President Barack Obama
March 18, 2015

CLEVELAND - Employees of Cleveland Whiskey were kept out of the building today due to a visit from President Barack Obama. Cleveland Whiskey President Tom Lix spoke to newsnet5.com Wednesday ahead of President Barack Obama's visit. Click

Fast-growing companies creating jobs in northeast ohio
December 11, 2014

Last week, the economic development groups that make up the Regional Competitiveness Council (RCC) unveiled their "Go Big" strategy to accelerate the pace of job growth in Northeast Ohio. In doing so, business leaders acknowledged

Mayor tours Cleveland Whiskey, a new bourbon producer which makes liquor without much aging
August 27, 2014

CLEVELAND - The mayor of Cleveland smelled the bourbon a distiller had poured into a testing beaker. He smiled at the aroma that wafted out of the beaker. Frank Jackson was a on a tour of a relatively new company near Cleveland's mid-town area.

How an Innovative Whiskey Brand Won Angel Investors (Without Getting Them Wasted)
May 12, 2014

A free online course " Beyond Silicon Valley: Growing Entrepreneurship in Transitioning Economies " launched through Coursera in April, using Cleveland as a funding case study. Come back to Entrepreneur.com as we feature additional

'radically different' cleveland whiskey marks one-year anniversary with an irish-themed bash
February 20, 2014

Whiskey aficionados sat up and took notice when Cleveland Whiskey hit the market last March. Founder Tom Lix's "radically different" approach to making whiskey -- pressure aging the whiskey for a superior quality in a short period of time -- has been

The New Science of Old Whiskey
November 28, 2013

Bourbon makers attempt to perfect a 2,000-year-old invention. Please consider disabling it for our site, or supporting our work in one of these ways Subscribe Now > In April 2006, a tornado struck Warehouse C at the Buffalo Trace Distillery in

How to use chemistry to age whiskey in days instead of years
June 3, 2013

Maker's Mark attracted gobs of unwanted (or perhaps pre-meditated?) attention earlier this year when it announced that it would begin watering down its bourbon in order to meet the market's unprecedented demand. A swift and severe public

Whiskey Rebellion: A Serial Entrepreneur Fast-Forwards the Bourbon Aging Process
June 3, 2013

You may have noticed that most of the new breed of distillers, like Tito Beveridge, of Tito's Handmade Vodka, break in with vodka, which requires no aging, or begin with white whiskey, so-called white dog or clear whiskey, which can also go straight from

How One Man's Aging Whiskey in a Week, Not Years
June 3, 2013

The aging process is an essential part of whiskey-making. The charred oak barrel gives the liquor its caramel color and imparts rich, subtle flavors. Problem is, this soaking step takes years to complete. But one enterprising distillery has figured out

Taste-testing a bourbon that's aged in days, not years
May 29, 2013

Inspired by growing demand around the world for delicious bourbon, but confounded by the fact that it "takes so long to make,"

Cleveland Whiskey Ages Bourbon In One Week
May 13, 2013

A Cleveland company has developed a way to accelerate the whiskey aging process to a matter of days rather than years.

How A Distillery Ages Bourbon In Days, Not Years

May 3, 2013

With bourbon sales growing fast, small distillers are looking for ways to get their product to market faster. One Cleveland company has come up with a way to shrink the aging process from years to just days, while also cashing in on the craze for all

They Call Us Heretics

Whiskey traditionalists believe what we do is heresy and in a way they're right: we're doing something completely different. We age our whiskey in 24 hours, using a process that is uniquely our own. We're a technology company disguised in a whiskey space but don't misunderstand, our whiskey tastes great. That's why President Obama came to visit us—we're innovating a long-stagnant space and making it better, faster and smarter.



Our Whiskey Competes with the Best

Our whiskey has won numerous accolades (and definitely doesn't lose in blind test-tastes). Our bourbon whiskey finished with black cherry wood has won Double Gold medals at the China Wine & Spirits Awards and the Wine & Spirits Wholesalers Association. We were also just awarded a Gold Medal at the 2016 San Francisco International Spirits Competition and was named a Whiskey Distillary Innovator of the Year at the Berlin International Spirits Competition.

8 Gold Medals Won for Spirits	**166,857** Bottled shipped around the globe	**$1,075,304** Total revenues in 2015
56% Gross margins in 2015	**6** Countries, currently selling our whiskey	**12** States, currently selling our whiskey

Award-Winning Whiskey in Just 24 Hours

There's a worldwide whiskey shortage precisely because traditional methods require whiskey to be barrel-aged for 10 years and up, with up to 50% of the liquor evaporating. But we've brought whiskey-making into the 21st century. We've proven you can make more whiskey, in more flavors, in a shorter amount of time without compromising taste.


Anton Paar
Density Meter DMA 35

How We Do It







Clear Spirits

First thing we do is take in clear spirits that have only sat in an oak barrel for less than a day. This is the base of our bourbon whiskey.

Pressure

We put carefully measured wood segments into a pressure capable tank and move the clear alcohol in and out of the pore structure of the wood like a sponge.

Pour and Enjoy

It's made differently but tastes amazing. Our whiskey focuses on concentrating flavor rather than sticking to decades' old methods.

The Possibilities are Infinite

We're innovating whiskey beyond cutting the aging process short. Because we don't age our whiskey in oak barrels for decades, we can explore with all sorts of wood flavors beside the usual oak. That means you can have a whiskey with a pistachio, olive, or magnolia finish. The customizations are endless and are now possible because of our technology.






RYE
corn



Join Us for a Drink

May 17th, 2016

On March 1st of 2013, using disruptive and controversial technology, we shipped our first bottle of bourbon whiskey. 100 Proof, it was a dark and flavorful bourbon with the word Cleveland printed in big bold letters right on the front of bottle.

The critics and self-proclaimed experts loudly claimed that what we were doing was wrong. They told us not to rock the boat. They said it was too radical a change, that we should respect tradition, get back in line and make whiskey the same way as everyone else.

We don't agree.

Despite the controversy and the critics, we've been winning Gold Medals at competitions around the world and were recently named Whiskey Distillery Innovator of the Year at the Berlin International Spirits Competition. Today we proudly sell our whiskies in 13 States as well as in Germany, France, Switzerland and Belgium. We've also just shipped our first order to Japan.

We've been fortunate to attract angel investment from both "radical thinking" individuals and small investment groups but until now the regulations prohibited us from selling shares to the very people that buy our whiskey. Not just "accredited investors" but real people, our customers and supporters that have helped us build this company.

Okay, here's where I cut to the chase. I'm asking you become part of the disruption, to embrace the controversy and most importantly to help us challenge the status-quo and spread the word.

Please join our group of radical investors, become one of the owners and of course, drink our whiskey.

Tom Lix
Founder/CEO
Cleveland Whiskey

FOUNDER

Tom Lix is Cleveland Whiskey's founder and CEO. Inspired by the 1970 film MASH, Lix first learned distilling while stationed on a US Navy Destroyer just prior to its decommissioning. With considerable help from an "almost" retired Chief Boiler Technician, he learned to make bootleg spirits from fermented fruit juice, discarded steel piping and patched up sea-water condensers. It was in the Navy where he learned everything from welding and thermo dynamics to basic mechanical engineering.

More recently he was the Director of the Burton D. Morgan and Ewing Marion Kauffman Foundation funded Center for Entrepreneurship at Lake Erie College as well as an Associate Professor of Entrepreneurship at the same institution. He was the President and Chairman of application services provider Public Interactive® which he founded in 1995 and the former President of Market Pulse™, a Cambridge based database software company and subsidiary of Computer Corporation of America.

Previously, he was President and Chief Operating Officer of Yankelovich Partners, where he consulted for leading food, beverage, hospitality and entertainment companies including Guinness PLC, Proctor & Gamble, H. J. Heinz Company, Unilever, PepsiCo, The Clorox Company, Burger King, Harrah's Entertainment and the InterContinental Hotel Group PLC. In addition, Lix has consulted to leading media companies and brands such as HBO®, Time magazine, and MTV Networks; travel and transportation companies including American Airlines, Amtrak and Northwest Airlines; as well as service delivery and technology innovators that included FedEx® and Visa. A strong leader and hands-on manager with a streak of "make it happen" creativity, Lix spent formative years in the US Navy where in addition to his early bootleg distilling, he was cross trained in nuclear physics and thermodynamics along with system operations for steam generation and seawater/freshwater distillation. Lix was a once upon a time student activist and college dropout who hitchhiked across the country, fought forest fires in Alaska at the age of 17, and founded the first University sponsored Motorcycle Club in America. He later earned his Doctorate in Business Administration, with an emphasis in marketing, from Boston University.



Tom Lix

CEO

Doctorate, Marketing and Management from Boston University. Previously VP of Cleveland Lakefront Development Corporation, and Director and Associate Professor of the Center for Entrepreneurship.

AND THE REST OF THE TEAM



Craig Niess
Director of Operations & Strategy



Andrew Lix
Chief Marketing Officer



Richard Kopronica
National Sales Director



Savannah Drdek
Brand Development



Ethan Snyder
Distillery Manager



Brandon Conley
Distillery Operations

RAISED $2,166,805 FROM 5+ INVESTORS

Amount	Date	Type
$25,000	March 2010	GRANT
$15,000	August 2010	LOAN
$123,500	June 2011	LOAN
$100,000	October 2011	LOAN
$100,000	October 2013	LOAN
$50,000	November 2013	LOAN
$500,000	January 2015	CONVERTIBLE_NOTE
$13,672	January 2015	LOAN
$1,239,633	January 2016	PRICED_ROUND

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eCapital Partners

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Solon LLC

Private Investment Fund.

INTERVIEW

Interviewed by Wefunder on April 14, 2015

– COLLAPSE ALL

What makes you so excited about whiskey?

I like good whiskeys, but I'd like the idea of stretching the definition of what whiskey is. All whiskey essentially has the same DNA, because it's all aged in oak barrels. Imagine the possibilities of taking that and using different woods from all around the world. It's blue ocean territory. It's a different thing altogether. It's still a whiskey technically by government regulations, but you've really created a series of other categories. And you are doing it in an industry that hasn't changed for generations, so that's exhilarating to me.

How do you create better whiskey? How fast do you iterate?

One of the other great things about our technology is that we can make a better product constantly. It doesn't take us a long time. If you're a traditional distiller and you want to make something new and different, you ferment it, you put it in a barrel, you wait six years, you try it and say, "oh yeah, that's pretty good". Then you wait a couple more years - maybe by year ten - you say, "Wow! That turned out really nice! Let's make some more!". So you're 10 years into a cycle before you can even make a decision that says, "Ok. Let's do more of this."

With us, because of our process, I can experiment constantly, and then if it makes a meaningful difference, we'll incorporate it into what we do. We're not stuck trying to blend back to my grandfather's recipe. I'm trying to make new and different and wonderful whiskeys all the time. And what we make today is better than what we were making a year ago, and that was better than what we made the year before that. And I expect going into the future it will only get better.

How do you think about brand? Why Cleveland?

The reason we are building a brand... and have a couple of brands out there right now... is to actually prove that people will accept our technology in terms of production of a good quality product. Because there are so many skeptics.

We put Cleveland on the label of our first brands, not because we are from Cleveland, but based on good solid research. We did over 600 interviews around the country. And the Cleveland name actually tested best in markets like Boston, Seattle, Los Angeles, Dallas, and Chicago. People said that Cleveland to them stood for something that was authentic, genuine, hardworking, entrepreneurial, and edgy. When they said "edgy", I said "Ok, this is good. Let's put it on the model we have."

We may come up with other brands moving forward. One of the reasons we're looking for additional funding is to help build those brands and put more feet on the ground and have greater distribution. Right now, we're in 13 states. We're in Germany, France, Belgium, Switzerland, just shipped to Japan. But I think there's so much more opportunity for us.

What are your branding strengths?

I think the unfortunate thing – that's not talked about much - is that most whiskey tastes pretty similar. It's very much the same. It's been commoditized, it's been homogenized, and a lot of that is simply because they're all aged in oak barrels. We are changing that completely by using these other woods. It makes a real difference in terms of the products you have and the brands you can build.

Our products are not the same oak-based whiskys, and they aren't defined solely by the marketing, which I think a lot of things are. We're making entirely different products. It is disruptive. It tastes different. It's made different. And it's not just the label - it's what's in the bottle. That is very different than our competitors.

How fast can you develop a new product?

Fast! One of the things we can do is essentially mass customization. When we go into a retailer, we can create a product just for them.

We'll work with them with a blending kit. Sometimes it'll be the store ownership - sometimes they'll bring in 20 of their best customers - and we'll sit there and try a range of things. Black cherry wood or with sugar maple or with honey locust, with apple, with peach, with all these different wood flavors. Which, when you mix them together, can be extraordinary. Then we'll ask what proof level they want? Do we want it 80, 90, 92, 104, 116?

And then we create the bottles and put their logo on it, all custom branded, as low as a hundred and two hundred bottles just for that particular retailer. We have companies coming to us and saying, “Gee, can you build something for us that we can use in our promotions or as gifts?”. And we say, yes we can.

How many combinations of new whiskey flavors are there?

There's really an unlimited number of combinations. For instance, let's say you had a favorite tree that had to come down. We could take that tree and make something custom for you – someone thing says I grew up with this tree, I climbed on it, I built a fort in it, I had a tree house in it. We can take some of the wood from that tree and make something that is just for you.

We had somebody who had an olive tree and they said "let's experiment with that a little bit". So we did and it made this beautiful buttery smooth whiskey. It's probably not a mass-market product, but it was wonderful. We can try anything. I mean I got a load of pistachio wood in the other day that we're experimenting with. I have no idea how it's going to turn out, and some of them don't turn out very well, but it might be extraordinary. The only way to find out is to try.

Do you have any technology competitors?

From a technology perspective, Cleveland Whiskey is unique with our mix of intellectual property and proprietary secrets. That said, we are not ignoring South Carolina based Terressentia. Utilizing a patented technology based on the application of ultrasonic waves, their process is claimed to produce a spirit with a “smoother mouth feel" and “enhanced taste and flavor.” Although not specifically an “aging” process, the technology is currently being applied to un-aged distilled products such as vodka, tequila and gin and also to some of the younger bourbons. Note that Cleveland Whiskey is currently evaluating a limited collaboration with Terressentia which utilizes some of their processing as part of an efficient product production process.

What does the traditional industry think of you?

They think we are heretic. They think what we do is sacrilege. So the industry itself isn't really all that happy with us. You know, they've got a lot invested. There's 5.6 million barrels of bourbon in Kentucky alone, just waiting to have the right birthday before they can sell them. They've got a lot invested in the marketing that says it takes time, you've got to be patient. And all of a sudden I come in and I really upset the apple cart. It's a very disruptive technology.

Which segment of the market are you attacking?

The premium segment. While whiskey market volume continues to grow during the past decade, volume of value whiskey brands, (the lowest-end price segment) was effectively flat from 2013 through 2015. Comparatively, volume has increased double digits in all of the premium categories. This phenomenon, called “premiumization,” is part of the current market's desire to trade up in “affordable luxuries.” As producers struggle to meet demand the market continues to encourage their move to small-batch, upscale brands. That is where we see both incredible and competitive position.

Flavor is also appearing as an avenue for category growth that American whiskey is newly embracing. While the overall whiskey segment grew 7.8% in the U.S. last year (2015), it's estimated that 44 percent of that growth came from flavored brand extensions. Sazerac Co.'s *Fireball Cinnamon*, Jack Daniel's *Tennessee Honey*, Jim Beam *Red Stag* and *Wild Turkey American Honey* all have contributed significantly to the growth in the category.

How big is the craft distillery movement?

Although still representing a fraction of spirit production volume, the American Craft Distillery movement continues to escalate with more than 750 “craft” distilleries in production as of late 2015, with an expected end of year sales volume exceeding 1 million cases. While the volume remains modest, craft brands increasingly are present on retail shelves and in numerous on-premise locations. Importantly, they're influencing the larger distillers to introduce so-called craft brands. One example is Jim Beam's Signature Craft series of “small batch bourbons” that include a premium packaged and premium priced 12 year old bourbon, as well as new bourbon finished with Spanish brandy.

What valuations have whiskey distilleries been acquired for? ^

In May of 2009, Campari paid $581 million for the established yet underperforming Wild Turkey bourbon brand at an estimated four times revenue and 12 times EBITDA during a period of recession influenced market valuations. In September of 2012, Remy Cointreau agreed to acquire Bruichladdich, the Islay single malt Scotch whisky brand for $90.3 million. The transaction represents EBITDA multiple of 24. Analysts had predicted that the single malt brand would sell for around £43 million ($66.7 million). Bruichladdich was bought from Beam Global Spirits & Wines in 2000 for $10.1 million.

In 2014, Campari bought the closely-held Forty Creek Distillery for $167 million at an estimated multiple of 14.5 trailing earnings. Even more recently, Japan's Suntory acquired Beam for $16 billion, valuing the U.S. whiskey maker at a 20.5 multiple of trailing EBITDA.

In April of 2014, Diageo (Johnnie Walker Scotch and Smirnoff vodka) made a strategic bid of $1.9 billion to take majority control in United Spirits. The Diageo bid indicates a valuation pegged at 38 times 2013 EBITDA.

Where can I read about the whiskey shortage? How is the market responding? ^

Over two years ago, Esquire was already writing about "The Shortage worth Worrying About: Great Whiskey" and warning that this was not an "overhyped, viral shortage" dreamed up by the marketers, but rather a real impending event.

The cover story of Fortune Magazine (February 24th, 2014) screams out "DRINK UP! " and writes a feature on the "billion-dollar bourbon boom" and "how American whiskey got so damn hot."

On June 3rd, 2014, USA Today reported on the looming whiskey shortage while 3 days later the U.S. News and World Report posts an almost late to the game on-line story titled "Whiskey Shortage Possible with Soaring Demand." A month earlier Forbes wrote about "The Great Whiskey Shortage" reporting "we're drinking bourbon faster than distillers can make it."

"RUNNING DRY" is the title of a piece run in industry publication Market Watch (September, 2014). While Bourbon production exceeds the 1 million-barrel threshold for the first time since 1973, we see companies like Four Roses shut down exports because they simply can't meet demand.

Indeed, by then we had seen the evidence of distillers struggling to meet demand with Maker's Mark® trying to water down their bourbon (with disastrous social media consequences) and Knob Creek actually running out for a time while other brands put products on allocation. In spite of these miss-steps, according to Impact Databank, in the U.S. Maker's Mark volume increased last year by 5% to 1.7 million cases, while Knob Creek was up 18% to 230,000 cases.

It's not just American whiskey, but Scotch as well. The Huffington Post showed a headline back in late 2011 which read "Scotch Whisky Shortages Feared as Asian and Latin American Demand Rises", likening the Scotch industry to the Titanic, unable to respond quickly to market changes. Almost every month since, we've seen stories from across the pond continuing to ring the warning bell.

Even as the industry continues to make sizeable production investments, these investments will take years, if not a full decade to begin making an appreciable impact on supply relative to demand. Indeed, by then demand may once again out-strip today's forecasts. The media pundits and financial analysts alike seem less convinced than ever that the existing industry can meet expanding export demand.

The Scotsman (June 9, 2014) reported that Macallan, one of Scotland's biggest whisky brands has launched a new line marketed by color – instead of age – allowing it to ramp up production to meet demand (by avoiding age claims).

In 2016, The Wall Street Journal brought us up to date with a piece dated January 30th claiming that "soaring demand" is quite literally "sucking distilleries dry." Yahoo! Finance then joined the fray (February 24, 2016) with a story lead asking the question "Can anything unseat whiskey?" Quoting industry giant Pernod Ricard's CFO as he suggested that millennials are forcing change and innovation on an industry that has in the past tended to be rather conservative (we'd suggest that is quite the understatement).

Indeed, global consumer tastes towards alcoholic beverages are shifting with a trend toward distinctive, premium products over established mass market brands. Free trade agreements are opening new markets. Whiskey represents "affordable luxury" for growing middle class populations around the world.

How does your technology work? Why is it better? ^

Let's compare it to the old process: aging in barrels for over 6 years. The whiskey must be continually absorbed into and released from the oak pores to both subtract undesirable flavors and add the desirable ones. Changes in temperature facilitate the process by altering the molecular motion of the fluid, improving flow along surface areas and facilitating pressure changes within the container itself. In traditional practice, this is a natural occurrence with daily temperature differentials changing pressure in the barrel. You'll notice that Scotch is typically aged for a longer time period than Kentucky Bourbon. Temperatures, on average are milder in Scotland and daily differentials are smaller, which account for a less active and therefore slower natural process.

The Cleveland Whiskey pressure-aging process combines a significant increase in surface area, while also dramatically accelerating the cycle of temperature and pressure change associated with the aging of whiskey. Increasing the frequency and range of pressure differentials within a controlled oxygenated environment dramatically speeds the "traditional" maturation process.

Importantly, the technology provides a series of competitive advantages. As discussed earlier, our process provides for substantial reductions in production cycles, systematic improvements and innovation in flavor development, quantifiable reductions in the risks associated with maintaining long-term inventories and dramatic changes in the time required for new product development. Not insignificant is the elimination of what the industry fondly calls the "angel's share", evaporative losses which cumulative can range from 30 to 40% during the time in which spirits are traditionally "aged" in a barrel.

The company maintains a series of carefully guarded trade secrets associated with the process and holds United States Patent (8,889,206).

ASK A QUESTION

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INVESTMENT TERMS

Invest in Cleveland Whiskey for Limited Liability Company Common Units with terms:

$8.5m	$2.69
pre-money valuation	price per Unit

INVESTOR PERKS

Invest $250+ Radically Different®: Owner of Cleveland Whiskey T-Shirt. White print on a black shirt, pick the size and it's yours. We won't sell these to the public.

Invest $500+ Cleveland Whiskey Flask: It's a nice one- brushed stainless steel with our Cleveland Whiskey logo and of course, we hope you keep it filled with our Bourbon (sorry, you'll have to buy the whiskey - we wish the law allowed us to fill it for you!).

Invest $2,500+ Custom/Personalized Laser Engraved Whiskey Barrel Head with Cleveland Whiskey Logo. We'll engrave it to say "(Your Name) is one of the official equity owners of Cleveland Whiskey" or tell us what you'd like it say and as long as it fits in the space (maximum of 240 characters and spaces) and doesn't embarrass either of us, we'll get it engraved for you.

Invest $5,000+ The Whole Barrel. Federal regulations won't let us send them full so "technically" it's empty. But you can still smell the bourbon inside and more than a few enterprising souls have taken to adding some water, sloshing it around and then pouring out what some say is more than palatable bourbon. That's it, just the barrel with all of the markings and signs of wear that you'd expect on something rolled along a concrete floor, picked up multiple times with a forklift and generally treated as though it could take rough treatment – which it can. We'll load it into the back of your car right here at the Distillery or ship it within the contiguous 48 States.

Invest $10,000+ Make Your Own / Custom Whiskey Event: Make it a birthday celebration, a bachelor party, an anniversary or a corporate event but this one means coming to the Distillery and bringing up to 5 of your best friends, colleagues or family. This afternoon event will start with a tour, some tasting and whiskey discussion with our Founder and CEO. Then you'll work directly with our Distillery staff to blend and proof your own custom bourbons using a series of transformative and experimental woods ranging from apple and pecan to honey locust, sugar maple, mesquite, hickory and black cherry. Tasting along the way, each person gets to develop their own specific blends unique to everyone's palate and at a choice of proof levels. We finish the day with bottling, labeling, numbering and signing your bottles (we'll also print your name on each label). Everyone leaves with 2 bottles of your very own unique and custom blends. One to drink and maybe one to save, and if you want more – well, we can talk about that as well.

RISKS SPECIFIC TO CLEVELAND WHISKEY

1. Political Risk applies to changes in legislation, rule interpretation and zoning which might have a negative impact on the ability of the company to do business in a profitable manner. Political risk is monitored and managed through the involvement of management with politics on a local, state and even federal level where appropriate. Active and involved membership in groups such as the Ohio Distillers Guild, the Distilled Spirits Council of the United States (DISCUS), the American Craft Spirits Association (ACSA) and the American Distilling Institute (ADI) where interests are common and aligned, leverages our influence and provides for both an early warning system for regulatory change as well as an opportunity to influence positive legislative initiatives.

2. Financial Risk, whether it's unexpected deviations from plan, cash flow variations, interest and currency exchange rates and/or raw material rate increases, all contribute and yet all can be managed. Risk is attenuated with appropriate management in the form of financial controls and information systems, fiscally conservative leadership, multiple source supply relationships and evolving growth strategies.

3. Market Risk is managed and minimized with effective and on-going consumer research, thorough product testing and evaluation, diversity of product lines and brands brought to market, ongoing competitive intelligence and productive sales and marketing initiatives. Market risk is also reduced through continued expansion of distribution both domestically and on an international basis.

4. Manufacturing Risk is attenuated with adequate insurance as well as the implementation of safety protocols to insure that OSHA standards are strictly monitored and enforced. In addition, and common to brewing, winemaking and distillery operations, a strict adherence to a clean production environment is essential as is the development of production and quality standards associated with the product(s). Activity logs, established formulations, maintenance standards and step-by-step procedures have been developed and continue to be implemented in order to insure consistent quality and limit any unscheduled down-time.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

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SF / Boston



Tom Lix

PREMIUM

Whiskey Entrepreneur

Cleveland, Ohio | Wine and Spirits

Current Cleveland Whiskey llc

Previous Cleveland Lakefront Development Corporation, Lake Erie College, L9 LLC

Education Boston University - School of Management

Connect | Send Tom InMail

500+ connections

https://www.linkedin.com/in/tomlix

Contact Info

Background

Experience

Founder and CEO
Cleveland Whiskey llc

July 2009 – Present (6 years 11 months) | Cleveland, Ohio

If we've been branded by traditionalists as heretics, we passionately embrace the label. No excuses. Our newest release under the "Cleveland Underground" label is a Bourbon finished with Black Cherry Wood. No syrup, no sugar. Just the wood. It just won a Gold Medal at the Los Angeles International Spirits Competition and a Double Gold at the recent China Wine and Spirits Awards..

2 recommendations

Tracey Nichols
Director of Economic Development at Cit...

Tom is an amazing entrepreneur. Cleveland Whiskey is a well thought out idea from the technological perspective as well as... View↓

Carrie Popp
Manager, Market Research & Analytics ...

Tom is an incredibly intelligent, creative individual with unlimited ideas and skills. He has the ability to help others... View↓

Vice President
Cleveland Lakefront Development Corporation

January 2012 – August 2013 (1 year 8 months) | Cleveland/Akron, Ohio Area

Not-for-Profit organization of concerned citizens interested in the responsible development of the Cleveland Lakefront.

Director, Center for Entrepreneurship
Lake Erie College

July 2012 – July 2013 (1 year 1 month) | Painesville, OH

Sustainable, student-focused entrepreneurship program initially launched with funding from the Burton D. Morgan and Kauffman Foundations. Yes, this was the second time I held the job (just in case you were counting), I also held the position from August 2008 until August 2009.

Associate Professor of Entrepreneurship
Lake Erie College

August 2007 – July 2013 (6 years)

Developed and implemented a sustainable entrepreneurship studies program as part of a Burton D. Morgan and Ewing Marion Kauffman Foundation Center for Entrepreneurship initiative. Although this was quite a departure from my usual endeavors, the program was a "start-up" in the making. Lake Erie College is a relatively small, privately held liberal arts college in northeast Ohio where the cost of living is low, the students are truly interested in what they can learn and my colleagues were smart, motivated and fun to work with. Importantly I was able to not only teach entrepreneurship in this position but practice it as well given a flexible schedule, an encouraging Dean and an understanding Administration.

Director, Center for Entrepreneurship
Lake Erie College

August 2008 – August 2009 (1 year 1 month)

Responsible for the growth and implementation of entrepreneurship at a 4 year private liberal arts institution. Develop and manage student internships, advise SIFE (Students in Free Enterprise), recruit and direct Entrepreneurs-In-Residence, active involvement in community/college initiatives ranging from economic development to educational programs.

1 recommendation

Heidi Callender
Lobbyist/Law Clerk, Callender Law Group, LLC

As a masters level student, Professor Lix was and still is an arrow in my quiver. His Socratic method of urging me and the other students to think was a wonderful attribute to my arsenal as a professional. He inspired me to be innovative, and... View↓

Managing Director/Founder
L9 LLC

July 2004 – November 2008 (4 years 5 months) | Greater Seattle Area

Privately held angel investment and business planning organization. With the suspension of the Bulldozer Camp initiative (www.bulldozercamp.com), the LLC was dissolved in August of 2006 however seed-stage investing activities continued outside of the LLC structure.

Vice President, Marketing and Business Development
The Institute for Applied Network Security

November 2005 – July 2006 (9 months)

Interim position. Assisted organization in developing a systematic program for marketing and sales with a focus on accelerating revenue growth in preparation for early stage equity funding of this privately held company.

President
Public Interactive, Inc.

September 1995 – July 2004 (8 years 11 months)

Public Interactive® is the leading integrated Application Service Provider (ASP) of on-line collaborative tools, community engagement technologies, content syndication services and member and audience relationship management systems for the public broadcasting industry.

Leveraging the on-air reach and content-focused education and information activities of community-based public radio and television stations, Public Interactive provides a modular series of advanced, interactive plug-and-play components, which enable stations to cost-effectively build and support their on-line initiatives.

As a station-centric network, Public Interactive is designed to efficiently serve an extensive and rapidly-expanding network of public broadcasting stations -- a cooperative and supportive network purposely designed with a distinct and advantageous value proposition for member stations.

Public Interactive is currently a wholly owned not-for-profit subsidiary of National Public Radio.

▾ 3 recommendations, including:



Tom Fowler
Vocal coach

Tom pulled together a vision for leading public radio stations to innovate customer service on the web which is now part of... View↓



Carla Curtsinger
Master of Ceremonies, On-Site Content ...

Working for Tom at Public Interactive was an adventure and a pleasure. Tom challenged me, he encouraged me, and he supported... View↓

1 more recommendation↓

President / COO
MarketPulse

September 1993 – September 1994 (1 year 1 month)

Short-term turn-around position. MarketPulse was a wholly owned subsidiary of Computer Corporation of America. Effective turn-around with 40% annualized growth and effective cost cutting for this database marketing system software company.

▾ 1 recommendation



David Kirkdorffer
Consultant at CarePort Health

Tom Lix joined MarketPulse at a time when the organization was at a very low ebb and looking for a new direction. Within a year, he turned the organization around and set a vision to create a new marketing software solution that in time... View↓

President
Decision Analytics

August 1991 – August 1993 (2 years 1 month)

President and founder of Marketing Sciences model and systems development company with focus on technology based analysis and marketing research.

President / COO
Yankelovich Partners, Inc.

August 1988 – August 1991 (3 years 1 month)

International marketing research and management consulting firm with domestic revenues exceeding $20 million. Full profit and loss responsibilities for all North American operations including market development and client services. Served as President and Chief Operating Officer. Prior positions included Senior Vice President, Director for Market Response Modeling and Vice President, Director, Research and Development. Started with the firm in 1982 as a Research Analyst while attending Graduate School at Boston University.

Senior Vice President, Director for Market Response Modeling
Yankelovich Clancy Shulman

1982 – 1988 (6 years)

Development and implementation of Market Response Models with focus on predictive forecasting of new product introductions. Previously held position of Vice President, Research and Development.

Summary

Beyond the Resume

Although Lix received a doctorate in marketing with an emphasis on behavioral modeling and information communications from Boston University in 1992, he is a once upon a time student activist and college dropout who hitchhiked cross country and fought forest fires in Alaska at the age of 17.

Lix was the founder of the first university sponsored motorcycle club in America and ultimately spent 6 years traveling the world in the United States Navy before returning to complete his undergraduate degree in business (summa cum laude).

An avid sailor, classic motorcycle enthusiast and aspiring sculptor, in those rare moments of free time it's an even chance you'll find Lix somewhere offshore sailing his 32' Ketch "Relief", rebuilding the carburetors on a 1969 Triumph Bonneville or deep in the basement of the Massachusetts College of Art, pouring molten bronze or welding scrap iron.

Specialties:An innovative leader in relationship marketing, he was perhaps best summarized by Arthur Hughes, the author of Strategic Database Marketing (1994), who states in his acknowledgements that "…(Lix) has the imagination to see what relationship marketing can do, where others see only names and data."

Skills

Top Skills



- 99+ Entrepreneurship
- 99+ Marketing
- 99+ Start-ups
- 70 Marketing Strategy
- 65 Strategy
- 55 Management
- 52 Strategic Planning
- 45 Leadership
- 34 Public Speaking
- 28 Public Relations

Tom also knows about...

25 Social Media · 23 Marketing Communications · 22 Business Planning · 21 Product Development · 19 Sales · 18 Social Media Marketing · 16 Business Development · 16 New Business Development · 15 Fundraising · 11 Social Networking · 11 Brand Development · 10 Integrated Marketing · 10 Event Management · 9 Sales Management · 9 Coaching · See 24+ >

Education

Boston University - School of Management



Doctorate, Marketing/Management

1982 – 1992

At Boston University I had the unique priviledge to be mentored by and associated with three exceptionally talented, generous and intelligent individuals. Dr. John Martin, the former Chairman of Chadwick Martin Bailey, Dr. Kevin Clancy, former Chairman of Yankelovich Partners and now the Chairman of Copernicus. Dr. Paul Berger, retired Chair of both the Quantitative Methods Department and subsequently the Marketing Department at Boston University.

Boston University - School of Management



BSBA, Marketing Management

1980 – 1982

Graduated 2nd in class (1982) with High Honors. Most importantly I had the honor of working as Dr. John Martin's research assistant. John was an inspiration and guiding force.

Activities and Societies: Hinds Prize in Entrepreneurship. Research and Teaching Assistent.

Penn State University

N/A, Biology, Chemistry

1969 – 1971

Okay, I dropped out just about 3 minutes before I would have flunked out. And yet I probably learned more here than I did in some of my later, more formal programs. At that time in my life there were simply more important things to focus on, including both the Vietnam Anti-War (although I later joined the U.S. Navy) and Civil Rights Movements.

Activities and Societies: Active in Student Politics and Government. Elected President of Leete Hall, President and Co-Founder of the first University Sponsored Motorcycle Club in America (Mid-State Dirt Riders). Student Activist. Ran for Freshman Class President (but lost). Representative to Student Council.

Additional Info

- **Interests**

  The production and drinking of good whiskey, sculpture you're allowed to touch (you can't just look at sculpture), sailing in rough weather, creative re-purposing, sustainability, new business ideas and entrepreneurship.

- **Personal Details**

  Birthday September 28

Organizations

Additional Organizations

Boston University School of Management Alumni Association, American Marketing Association, Entrepreneurs for Sustainability (E4S), Food Council

Honors & Awards

Additional Honors & Awards

Hinds Prize in Entrepreneurship
Sam Walton Fellow
Innovation Award

Recommendations

Received (7) Given (28)

Founder and CEO
Cleveland Whiskey llc



Tracey Nichols
Director of Economic Development at City of Cleveland

Tom is an amazing entrepreneur. Cleveland Whiskey is a well thought out idea from the technological perspective as well as the marketing plan. Plus, we love the name! Glad Tom is in Cleveland and can't wait to see his next project.

October 20, 2014, Tracey was with another company when working with Tom at Cleveland Whiskey llc



Carrie Popp
Manager, Market Research & Analytics at Wolters Kluwer Clinical Drug Information

Tom is an incredibly intelligent, creative individual with unlimited ideas and skills. He has the ability to help others think outside the box and develop their own talents at the same time. I hope to be able to work with Tom again in the future.

December 14, 2012, Carrie was with another company when working with Tom at Cleveland Whiskey llc

Director, Center for Entrepreneurship
Lake Erie College



Heidi Callender
Lobbyist/Law Clerk, Callender Law Group, LLC

As a masters level student, Professor Lix was and still is an arrow in my quiver. His Socratic method of urging me and the other students to think was a wonderful attribute to my arsenal as a professional. He inspired me to be innovative, and think outside the box. He never let me rest without sparring me on or pointing out yet another avenue of problem-solving. He taught... **more**

July 10, 2009, Heidi was with another company when working with Tom at Lake Erie College

President
Public Interactive, Inc.



Tom Fowler
Vocal coach

Tom pulled together a vision for leading public radio stations to innovate customer service on the web which is now part of NPR.

January 21, 2009, Tom worked directly with Tom at Public Interactive, Inc.



Carla Curtsinger
Master of Ceremonies, On-Site Content Manager

Working for Tom at Public Interactive was an adventure and a pleasure. Tom challenged me, he encouraged me, and he supported me. His sense of humor made the rough patches easier to endure. I enjoyed working for him and believe his clarity of vision will bring him much success in the future.

July 2, 2008, Carla reported to Tom at Public Interactive, Inc.

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Shared (2)



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Business development and writer at Ten…

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Joseph (Jake) Crocker

3rd

Investor

Cleveland/Akron, Ohio Area | Capital Markets

Current E Capital Partners
Previous Chess Financial Corp
Education Ohio University

Send Joseph (Jake) InMail

500+ connections

Background

Experience

Founding Partner
E Capital Partners
March 2012 – Present (4 years 3 months)

Investor in privately held small businesses.

Managing Director
Chess Financial Corp
January 1996 – December 2011 (16 years)

Shareholder

Skills

- 16 Alternative Investments
- 6 Small Business Lending
- 6 Private Investment

Education

Ohio University
Bachelor of Business Administration (B.B.A.)
1991 – 1995

Recommendations

Given (1)



Margie Carpenter, CFP®, CDFA™
Investment Manager

"Margie is very thoughtful in her approach to the investment management process. She is always looking for ways to improve efficiencies on the operations; which ultimately leads to an improved client experience. In addition, she understands the soft issues in dealing with many clients and is able to incorporate this input into the construction of a customized portfolio.

April 22, 2010, Joseph (Jake) worked with Margie at Chess Financial

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David A. Camiener

President and Founder, Pragmatic Materials, Inc.



David Camiener founded Pragmatic Materials, Inc., a supplier of regulated materials and high purity biochemicals to the Pharmaceutical and Life Science industries.

Prior to founding Pragmatic Materials, Mr. Camiener was President of AMRESCO Inc., a leading supplier and manufacturer of high purity biochemicals to the Life Science and Diagnostics industry. In conjunction with Mr. Camiener's direction and vision, AMRESCO grew significantly. The company was acquired successfully by VWR International, LLC – a global distribution company.

Previously, Mr. Camiener was in the accounting industry, serving as a Supervisor at Coopers & Lybrand, an international accounting, taxation and consulting firm. He graduated from the University of Cincinnati with a B.B.A. in Accounting and is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Camiener is also a member of Vistage, an internationally renowned organization of Chief Executive Officers.

He serves as a Director for University Hospitals, is an inaugural member of the JumpStart mentoring program, previously was Director for the Solon Chamber of Commerce and maintains a role on other private enterprise Boards of Directors.